EXHIBIT D(iv)
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                          INVESTMENT ADVISORY AGREEMENT
                          -----------------------------

                     COMMONWEALTH INTERNATIONAL SERIES TRUST

                              on behalf of its Fund

                    COMMONWEALTH REAL ESTATE SECURITIES FUND

          THIS AGREEMENT, effective commencing on May 16, 2003, between FCA CORP (the "Adviser") and COMMONWEALTH INTERNATIONAL SERIES TRUST (the "Trust") with respect to COMMONWEALTH REAL ESTATE SECURITIES FUND (the "Fund").

          WHEREAS, the Trust is a Massachusetts business trust organized under a Declaration of Trust dated May 2, 1986, as amended and restated December 29, 1986 ("Declaration of Trust") and is authorized to divide and classify its shares of beneficial interest into separate series of shares and is registered under the Investment Company Act of 1940, as amended (the "1940 Act"), as an open-end, diversified management investment company;

          WHEREAS, the Fund is a separate series of the Trust's shares of beneficial interest;

          WHEREAS, the Adviser is registered as an investment adviser under the Investment Advisers Act of 1940 ("Advisers Act");

          WHEREAS, the Trust wishes to retain the Adviser to render investment advisory services to the Fund and the Adviser is willing to furnish such services to the Fund.

          NOW THEREFORE, in consideration of the promises and mutual covenants herein contained, it is agreed between the Trust and the Adviser as follows:

          APPOINTMENT. The Trust hereby appoints the Adviser to act as investment adviser to the Fund for the periods and on the terms set forth in this Agreement. The Adviser accepts such appointment and agrees to furnish the services herein set forth for the compensation herein provided.

          INVESTMENT ADVISORY DUTIES. Subject to the supervision of the Trustees of the Trust, the Adviser will (a) provide a program of continuous investment management for the Fund in accordance with the Fund's investment objectives, policies and limitations as stated in the Fund's prospectus and Statement of Additional Information included as part of the Trust's Registration Statement filed with the Securities and Exchange Commission, as they may be amended from time to time, copies of which shall be provided to the Adviser by the Trust; (b)

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make  investment  decisions  for the Fund;  and (c) place orders to purchase and sell securities for the Fund.

          In performing its investment management services to the Fund hereunder, the Adviser will provide the Fund with ongoing investment guidance and policy direction, including oral and written research, analysis, advice, statistical and economic data and judgments regarding individual investments, general economic conditions and trends and long-range investment policy. The Adviser will determine the securities, instruments, currencies, repurchase agreements, futures, options and other investments and techniques that the Fund will purchase, sell, enter into or use, and will provide an ongoing evaluation of the Fund's portfolio. The Adviser will determine what portion of the Fund's portfolio shall be invested in securities and other assets and what portion, if any, should be held uninvested.

          The Adviser further agrees that it will:

          comply with the 1940 Act and all rules and regulations there under, the Advisers Act, the Internal Revenue Code (the "Code"), and all other applicable federal and state laws and regulations, and with any applicable procedures adopted by the Trustees;

          use reasonable efforts to manage the Fund so that it will qualify, and continue to qualify, as a regulated investment company under Subchapter M of the Code and regulations issued there under;

          place orders pursuant to its investment determinations for the Fund directly with the issuer, or with any broker or dealer, in accordance with applicable policies expressed in the Fund's prospectus and/or Statement of Additional Information and in accordance with applicable legal requirements;

          furnish  to the Fund  whatever  statistical  information  the Fund may reasonably request with respect to the Fund's assets or contemplated investments. In addition, the Adviser will keep the Fund and the Trustees informed of developments materially affecting the Fund's portfolio and shall, on the Adviser's own initiative, furnish to the Fund and the Adviser from time to time whatever information the Adviser believes appropriate for this purpose;

          make available to the Fund's administrator, InCap Service Company (the "Administrator"), and the Fund, promptly upon their request, copies of all its investment records and ledgers with respect to the Fund to assist the Administrator and the Fund in their compliance with applicable laws and regulations. The Adviser will furnish the Trustees with such periodic and special reports regarding the Fund as they may reasonably request;

          immediately notify the Fund in the event that the Adviser or any of its affiliates: (1) becomes subject to a statutory disqualification that prevents the Adviser from serving as investment adviser pursuant to this Agreement; or (2) has been the subject of an administrative proceeding or enforcement action by the Securities and Exchange Commission ("SEC") or other regulatory authority. The Adviser further agrees to notify the Fund immediately of any material fact known to the Adviser respecting or relating to the Adviser that is

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not contained in the Trust's Registration Statement with respect to the Fund, or any amendment or supplement thereto, and of any statement contained therein that becomes untrue in any material request.

          ALLOCATION OF CHARGES AND EXPENSES. Except as otherwise specifically provided in this Section 3, the Adviser shall pay the compensation and expenses of all its directors, officers and employees who serve as officers and executive employees of the Trust (including the Fund's share of payroll taxes) and of all Trustees of the Trust who are interested persons of the Adviser, and the Adviser shall make available, without expense to the Fund, the service of its directors, officers and employees who may be duly elected officers of the Trust, subject to their individual consent to serve and to any limitations imposed by law.

          The Adviser shall not be required to pay any expenses of the Fund, other than those specifically allocated to the Adviser in this Section 3. In particular, but without limiting the generality of the foregoing, the Adviser shall not be responsible, except to the extent of the reasonable compensation of such of the Fund's employees as are directors, officers or employees of the Adviser whose services may be involved, for the following expenses of the Fund: organization and certain offering expenses of the Fund (including out-of-pocket expenses, but not including the Adviser's overhead and employee costs); fees payable to the Adviser and to any other expenses; interest expenses; telephone, telex, facsimile, postage and other communications expenses; taxes and governmental fees; fees, dues and expenses incurred by or with respect to the Fund in connection with membership in investment company trade organizations; cost of insurance relating to fidelity coverage for the Fund's officers and employees, fees and expenses of the Fund's Administrator or of any custodial, sub custodian, transfer agent, registrar, or dividend disbursing agent of the Fund; payments to the Administrator for maintaining the Fund's financial books and records and calculating its daily net asset value; other payments for portfolio pricing or valuation services to pricing agents, accountants, bankers and other specialists, if any; expenses of preparing share certificates and, except as provided below in this Section 3, other expenses in connection with the issuance, offering, distribution or sale of securities issued by the Fund; expenses relating to investor and public relations; expenses of registering and qualifying shares of the Fund for sale; freight, insurance and other charges in connection with the shipment of the Fund's portfolio securities; brokerage commissions or other costs of acquiring or disposing of any portfolio securities or other assets of the Fund, or of entering into other transactions or engaging in any investment practices with respect to the Fund; expenses of printing and distributing prospectuses, Statements of Additional Information, reports, notices and dividends to shareholders; costs of stationery; any litigation expenses; costs of shareholders' and other meetings; the compensation and all expenses (specifically including travel expenses relating to the Trust business) of Trustees, officers and employees of the Trust who are not interested persons of the Adviser or Administrator; and travel expenses (or an appropriate portion thereof) of Trustees and officers of the Trust who are directors, officers or employees of the Adviser or the Administrator to the extent that such expenses relate to attendance at meetings of the Board of Trustees of the Trust or any committees thereof or advisers thereto.

          The Adviser shall not be required to pay expenses of any activity which is primarily intended to result in sales of shares of the Fund if and to the extent that (i) such expenses are assumed or required to be borne by the Fund's principal underwriter or some other party, or (ii)

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the Trust on behalf of the Fund shall  have  adopted a plan in  conformity  with
Rule 12b-1 under the 1940 Act providing that the Fund (or some other party) shall assume some or all of such expenses. The Adviser shall be required to pay such of the foregoing sales expenses as are not assumed or required to be paid by the principal underwriter or some other party or are not permitted to be paid by the Fund (or some other party) pursuant to such a plan.

          COMPENSATION. As compensation for the services provided and expenses assumed by the Adviser under this Agreement, the fund will pay the adviser at the end of each calendar month an advisory fee computed daily at a rate equal on an annual basis to 0.75% of the Fund's average daily net assets. The "average daily net assets" of the Fund shall mean the average of the values placed on the Fund's net assets as of 4:00 p.m. (New York time) on each day on which the net asset value of the Fund is determined consistent with the provisions of Rule 22c-1 under the 1940 Act or, if the Fund lawfully determines the value of its net assets as of some other time on each business day, as of such other time. The value of net assets of the Fund shall always be determined pursuant to the applicable provisions of the Declaration of Trust and the Registration Statement. If, pursuant to such provisions, the determination of net asset value is suspended for any particular business day, then for the purpose of this
Section 4, the value of the net assets of the Fund as last determined shall be deemed to be the value of its net assets as of the close of the New York Stock Exchange, or as of such other time as the value of the net assets of the Fund's portfolio may lawfully be determined, on that day. If the determination of the net asset value of the shares of the Fund has been so suspended for a period including any month end when the Adviser's compensation is payable pursuant to this Section, then the Adviser's compensation payable at the end of such month shall be computed on the basis of the value of the net assets of the Fund as last determined (whether during or prior to such month). If the Fund determines the value of the net assets of its portfolio more than once on any day, then the last such determination thereof on that day shall be deemed to be the sole determination thereof on that day for the purposes of this Section 4.

          In the event that the Adviser's gross compensation, together with that paid or payable by the Fund to the Administrator for any fiscal year, shall, when added to the other expenses of the Fund, cause the aggregate expenses of the Fund to exceed the maximum expenses permitted under the lowest applicable expense limitation established pursuant to the statutes or regulations of any jurisdiction in which the shares of the Fund may be qualified for offer and sale, the total compensation paid or payable to the Adviser and to the Administrator shall each be reduced pro rata (but not below zero), to the extend necessary to cause the Fund not to exceed such expense limitation. Except to the extent that such reduction with respect to the Adviser has been reflected in lowered monthly payments to the Adviser, the Adviser shall refund to the Fund its pro rata portion of the amount by which the total of payments received by the Adviser and the Administrator are in excess of such expense limitation as promptly as practicable after the end of such fiscal year, provided that neither the Adviser nor the Administrator shall be required to pay the Fund an amount greater than the fee otherwise payable to the Adviser or the Administrator, respectively, in respect of such year. As used in this Section 4, "expenses" shall mean those expenses included in the applicable expense limitation having the broadest specifications thereof, and "expense limitation" means a limit on the maximum annual expenses which may be incurred by an investment company determined (i) by multiplying a fixed percentage by the average, or by multiplying more than one such percentage by different specified amounts of the average, of the

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values  of an  investment  company's  net  assets  for a fiscal  year or (ii) by multiplying a fixed percentage by an investment company's net investment income for a fiscal year. The words "lowest applicable expense limitation" shall be deemed to be that which results in the largest reduction of the Adviser's and Administrator's compensation for any fiscal year of the Fund; provided, however, that nothing in this Agreement shall limit the Adviser's or the Administrator's fees if not required by an applicable statute or regulation referred to above in this Section 4.

          BOOKS AND RECORDS. The Adviser agrees to maintain such books and records with respect to its services to the Fund as are required by Section 31 under the 1940 Act, and rules adopted there under, and by other applicable legal provisions, and to preserve such records for the periods and in the manner required by that Section, and those rules and legal provisions. The Adviser also agrees that records it maintains and preserves pursuant to Rules 31a-1 and Rule 31a-2 under the 1940 Act and otherwise in connection with its services hereunder are the property of the Fund and will be surrendered promptly to the Fund upon its request. And the Adviser further agrees that it will furnish to regulatory authorities having the requisite authority any information or reports in connection with its services hereunder which may be requested in order to determine whether the operations of the Trust or the Fund are being conducted in accordance with applicable laws and regulations.

          STANDARD OF CARE AND LIMITATION OF LIABILITY. The Adviser shall exercise its best judgment in rendering the services provided by it under this Agreement. The Adviser shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Fund in connection with the matters to which this Agreement relates, provided that nothing in this Agreement shall be deemed to protect or purport to protect the Adviser against any liability to the Trust, the Fund or to holders of the Fund's shares to which the Adviser would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence on its part in the performance of its duties or by reason of the Adviser's reckless disregard of its obligations and duties under this Agreement.

          SERVICES NOT EXCLUSIVE. It is understood that the services of the Adviser are not exclusive, and nothing in this Agreement shall prevent the Adviser from providing similar services to other investment companies (whether or not their investment objectives and policies are similar to those of the
Fund) or from engaging in other activities, provided such other services and activities do not, during the term of this Agreement, interfere in a material manner with the Adviser's ability to meet its obligations to the Fund and to the Trust hereunder. When the adviser recommends the purchase or sale of a security for other investment companies and other clients, and at the same time the Adviser recommends the purchase or sale of the same security for the Fund, it is understood that in light of its fiduciary duty to the Fund, such transactions will be executed on a basis that is fair and equitable to the Fund. In connection with purchases or sales of portfolio securities for the account of the Fund, neither the Adviser nor any of its directors, officers or employees shall act as a principal or agent or receive any commission. If the Adviser provides any advice to its clients concerning the shares of the Fund, the Adviser shall act solely as investment counsel for such clients and not in any way on behalf of the Fund.

          8. DURATION AND TERMINATION. This Agreement shall continue until May 16, 2003, and thereafter shall continue automatically for successive annual periods, provided such

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continuance  is  specifically  approved at least annually by (i) the Trustees or
(ii) a vote of a "majority" (as defined in the 1940 Act) of the Fund's outstanding voting securities (as defined in the 1940 Act), provided that in either event the continuance is also approved by a majority of the Trustees who are not "interested persons" (as defined in the 1940 Act) of any party to this Agreement, by vote cast in person at a meeting called for the purpose of voting
on  such  approval.   Notwithstanding  the  foregoing,  this  Agreement  may  be terminated: (a) at any time without penalty by the Trust upon the vote of a majority of the Trustees or by vote of the majority of the Fund's outstanding voting securities, upon sixty (60) days' written notice to the Adviser, or (b) by the Adviser at any time without penalty, upon ninety (90) days' written notice to the Fund. This Agreement will also terminate automatically in the event of its assignment (as defined in the 1940 Act).

          9. AMENDMENTS. No provision of this Agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought, and no amendment of this Agreement shall be effective until approved by an affirmative vote of (i) a majority of the outstanding voting securities of the Fund, and (ii) a majority of the Trustees who are not interested persons of any part of this Agreement, cast in person at a meeting called for the purpose of voting on such approval, if such approval is required by applicable law.

          10. LIMITATION OF LIABILITY FOR CLAIM. The Declaration of Trust of the Trust, a copy of which, together with all amendments thereto is on file in the Office of the Secretary of the Commonwealth of Massachusetts, provides that the name "Commonwealth International Series Trust" refers to the Trustees under the Declaration of Trust collectively as trustees and not as individuals or personally, and that no shareholder of the Fund, or Trustee, officer, employee or agent of the Trust, shall be subject to claims against or obligations of the Trust or of the Fund to any extent whatsoever, but that the Trust estate only shall be liable.

          The Adviser is hereby expressly put on notice of the limitation of liability as set forth in the Declaration of Trust and hereby agrees that the obligations assumed by the Trust on behalf of the Fund pursuant to this Agreement shall be limited in all cases to the Fund and its assets, and the Adviser shall not seek satisfaction of any such obligation from shareholders or any shareholder of the Fund or any other series of the Trust or their shareholders, or from any Trustee, officer, employee or agent of the Trust. The Adviser understands that the rights and obligations of each Fund, or series, under the Declaration are separate and distinct from those of any and all other series.

          MISCELLANEOUS.

          This Agreement shall be governed by the laws of the Common- wealth of Massachusetts, provided that nothing herein shall be construed in a manner inconsistent with the 1940 Act, the Advisers Act, or rules or orders of the SEC there under.

          The captions of this Agreement are included for convenience only and in no way define or limit any of the provisions hereof or otherwise affect their construction or effect.

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          If any provision of this Agreement  shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected hereby and, to this extent, the provisions of this Agreement shall be deemed to be severable.

          6. Nothing herein shall be construed as constituting the Adviser as an agent of the Fund.

          IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their officers designated below as of May 16, 2003.


                                         COMMONWEALTH INTERNATIONAL SERIES TRUST
                                                       on behalf of its Fund the
                                        COMMONWEALTH REAL ESTATE SECURITIES FUND


                                                       By: /s/ Robert W. Scharar
                                        ----------------------------------------
                                                                       President

                                                                        FCA CORP

                                                       By: Billie S. Murski, III

                                                             Sr. V. P. President
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